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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 26, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

                                 Utah 87-0627421
           (State of Incorporation) (IRS Employer Identification No.)




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ITEM 5.     Other Events

The following press release was issued to announce the recent events of the company.

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                      TELKONET COMPLETES PRIVATE PLACEMENT
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Annapolis, MD-February 17, 2004. Telkonet, Inc. (Amex: TKO) the leader in
Commercial Powerline Communications (PLC) bridging the "Outlet to the Internet," announced today that it has successfully completed a private offering of its common stock resulting in net proceeds to the Company of approximately $12.8 million. CDC Securities acted as placement agent in the transaction. The Company sold 6,387,600 shares of its common stock in this offering at a price equal to the average closing price per share over the 30 trading day period ending February 5, 2004, discounted by 18%. CDC Securities is an indirect subsidiary of the French bank CDC IXIS.

The offering was made only to accredited investors in accordance with Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of its common stock sold in this offering on or before May 31, 2004.

Ronald W. Pickett, President and CEO stated, "We are very pleased with this vote of confidence from the global financial community. The proceeds from this investment will be used to generate the necessary inventory to meet the expected market demand created by further expansion of the Telkonet solution for various underserved areas of the U.S. and into the international marketplace."

ABOUT TELKONET

The Telkonet PlugPlus(TM) family of networking and internetworking products offers a viable and cost-effective alternative to the challenges of hardwired and wireless local area networks (LANs) due to the fact that Telkonet's products provide connectivity over existing electrical wiring and do not require the costly installation of additional wiring or major disruption of business activity. Telkonet PlugPlus(TM) products are designed for use in commercial and residential applications, including multi-dwelling units and the hospitality and government markets where the Telkonet system can, in many cases be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system. For more information, visit WWW.TELKONET.COM.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances, except as required by applicable law.